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                                                                     EXHIBIT 5.1


                          OPINION OF VINSON & ELKINS

                                 July 20, 2001

Inergy, L.P.
1101 Walnut, Suite 1500
Kansas City, Missouri 64106

Ladies and Gentlemen:

     We have acted as counsel to Inergy, L.P., a Delaware limited partnership (the "Partnership"), Inergy GP, LLC, a Delaware limited liability company and the managing general partner of the Partnership (the "Managing General Partner"), and Inergy Holdings, LLC, a Delaware limited liability company and the non-managing general partner of the Partnership (the "Non-Managing General Partner" and collectively with the Managing General Partner, the "General Partners"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of the offering and sale of up to an aggregate of 1,840,000 common units representing limited partner interests in the Partnership (the "Common Units").

     As the basis for the opinion hereinafter expressed, we examined such statutes, including the Delaware Uniform Revised Limited Partnership Act, corporate records and documents, certificates of corporate and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion. In such examination, we assumed the authenticity of all documents submitted to me as originals and the conformity with the original documents of all documents submitted to me as copies.

     Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

1. The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act.

2. The Common Units, when issued and paid for under the Partnership's Registration Statement on Form S-1, as amended, relating to the Common Units, will be duly authorized, validly issued, fully paid and nonassessable.
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Inergy, L.P.
Page 2
July 20, 2001


     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Experts" in the Prospectus.

                                                Very truly yours,

                                                /s/ VINSON & ELKINS L.L.P.

                                                VINSON & ELKINS L.L.P.